Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Announces First Patient Dosed in Phase 3 Trial of AVXS-101 in Pre-Symptomatic

SMA Types 1, 2 and 3

Chicago, Ill. (April 25, 2018) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today announced that the first patient has been dosed in a Phase 3 trial evaluating AVXS-101 in pre-symptomatic patients with spinal muscular atrophy (SMA) Types 1, 2 and 3 (SPRINT).

“Treating SMA as early as possible is critically important in order to rescue motor neurons before they are permanently lost. SPRINT enables us to understand how intervening in pre-symptomatic infants with AVXS-101 may impact clinical outcomes, including milestone development such as functional sitting, standing without support and walking,” said Dr. Sukumar Nagendran, Chief Medical Officer of AveXis. “In addition to our ongoing studies in SMA Types 1 and 2, SPRINT adds to our evaluation of AVXS-101 in multiple SMA sub-types, including Type 3. We are excited by the progress made across our clinical development program as we continue toward the goal of making AVXS-101 available to the SMA community.”

SPRINT is a multi-cohort, multi-national trial expected to enroll approximately 44 pre-symptomatic patients with a bi-allelic deletion of SMN1; two, three or four copies of SMN2; and who are less than six weeks of age at the time of gene therapy. The trial is designed to evaluate appropriate clinical endpoints, including developmental milestones, survival, bulbar function and safety of a one-time intravenous infusion of AVXS-101 of 1.1 x 1014 vg/kg.

2 Copy SMN2 Cohort

•                  Primary Outcome: proportion of patients who achieve functional independent sitting for at least 30 seconds, up to 18 months of age

•                  Secondary Outcomes: event-free survival at 14 months of age; and, ability to maintain weight at or above the third percentile without need for non-oral/mechanical feeding support up to 18 months of age

•                  An event is defined as either death or at least 16 hours per day of required ventilation support for breathing for 14 consecutive days in the absence of acute reversible illness or perioperatively

3 Copy SMN2 Cohort

•                  Primary Outcome: proportion of patients who achieve the ability to stand without support for at least three seconds, up to 24 months of age

•                  Secondary Outcome: ability to walk without assistance by 24 months of age, defined as the ability to take at least five steps independently displaying coordination and balance

4 Copy SMN2 Cohort

•                  Primary Outcome: proportion of patients who do not manifest symptoms consistent with SMA Type 3 based on a scaled score on Bayley V.3 Gross and Fine Motor Subtests within 1.5 standard deviations of chronological development reference standard, as assessed at 36 months of age

The trial will be conducted at 26 sites in 13 countries.

•                  U.S. sites include: Center for Rare Neurological Diseases; Clinic for Special Children; Columbia University; David Geffen School of Medicine at UCLA, Department of Neurology; Duke University; Massachusetts General; Nationwide Children’s Hospital; Nemours Children’s Hospital; Stanford University Medical Center; University of Texas Southwestern Medical Center, Children’s Medical Center Ambulatory Care Pavilion in Dallas; University of Utah, Utah Program For Inherited Neuromuscular Disorders; University of Wisconsin, Madison; and, Washington University School of Medicine.

•                  Sites outside of the U.S. include: Agostino Gemelli; Area Genetica Clínica y Molecular; Belgium (Liege); Canada Children’s Hospital of Eastern Ontario; Dr. Von Haunersches Kinderspital; Fondazione Policlinico Universitario; Great Ormond Street Hospital for Children; Hospital Valle Hebron, Barcelona; Israel, Schneider Children’s Medical Center of Israel, Institute of Child Neurology; National Taiwan University Hospital; Pusan National University Children’s Hospital; Sydney Children’s Hospital; and, UMC Utrecht, Wilhelmina Kinderziekenhuis.

For more information about SPRINT, please visit clinicaltrials.gov.

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births and is the leading genetic cause of infant mortality.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients. SMA Type 2 typically presents between six and 18 months of age, and those affected will never walk without support and most will never stand without support. SMA Type 2 results in mortality in more than 30 percent of patients by the age of 25. SMA Type 3 typically presents in early childhood to early adulthood, and those affected may lose the ability to walk over time. The incidence per live births among subtypes is approximately 60, 27 and 13 percent for SMA Type 1, Type 2 and Type 3, respectively.

About AVXS-101

AveXis’ initial product candidate, AVXS-101, is its proprietary gene therapy currently in development for the one-time treatment of SMA Types 1, 2 and 3, and is designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons, providing rapid onset of effect and crossing the blood brain barrier to allow effective targeting of both central and systemic features.

About AveXis, Inc.

AveXis, Inc. is a clinical-stage gene therapy company, dedicated to developing and commercializing novel treatments for patients suffering from rare and life-threatening neurological genetic diseases. Our initial product candidate, AVXS-101, is our proprietary gene therapy currently in development for the treatment of spinal muscular atrophy, or SMA, Type 1, the leading genetic cause of infant mortality, and SMA Types 2 and 3. The U.S. Food and Drug Administration, or FDA, has granted AVXS-101 Orphan Drug Designation for the treatment of all types of SMA and Breakthrough Therapy Designation, as well as Fast Track Designation for the treatment of SMA Type 1. In addition to developing AVXS-101 to treat SMA, we also plan to develop other novel treatments for rare neurological diseases, including Rett syndrome and a genetic form of amyotrophic lateral sclerosis caused by mutations in the superoxide dismutase 1 (SOD1) gene.

For additional information, please visit www.avexis.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ continued enrollment of patients in the SPRINT trial and AveXis’ research, development and regulatory plans for AVXS-101. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the scope, progress, expansion, and costs of developing and commercializing AveXis’ product candidates and regulatory developments in the U.S., EU and Japan, as well as other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

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